Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 1, 2024, with respect to the consolidated financial statements of AST SpaceMobile, Inc. and subsidiaries, incorporated herein by reference.

/s/ KPMG LLP

Miami, Florida

September 13, 2024